Exhibit 10.3

ADVISORY SERVICES AGREEMENT

DATE:	June 28, 2016

TO:	Wayne Rich

FROM:	Donna Silverman

REGARDING: Advisory Services Invoice

Pursuant to TCA Fund Management Group (“TCA”) having providing assistance to Star Mountain Resources, Inc. (the “Company”), the following scope of work and associated fees have been provided and earned as of this date.

1. Services Provided:

A range of advisory services which may, or may not, include (i) identifying, evaluating and advising in relation to the Company’s current structural (including business model), financial, operational, managerial, strategic and other needs and objectives, (ii) preparing and coordinating with the Company and others in the development of business plans, and financial models, (iii) identifying potential merger, acquisition, divestiture, consolidation or other combination (“M&A Transaction”) opportunities and negotiating, structuring and advising in connection with potential M&A Transactions, (v) advising and assisting the Company in connection with the preparation of any registration statements, periodic or other SEC reports or proxies, and (vi) coordinating with, and advising in connection with the activities of, Outside Professionals, including without limitation attorneys, accountants, market professionals, etc. These services may or may not have been in conjunction with working with the Company to obtain financing with TCA’s affiliated fund, TCA Global Credit Master Fund, LP.

2. Compensation:

In consideration for the services provided by TCA to the Company as of this date, the Company shall compensate TCA in the amount of $ 300,000.

The Company shall pay a fee in the amount of $300,000 payable in United States Dollars to an account designated by TCA on the date of this letter agreement.

Should TCA and the Company complete a financing with TCA’s affiliated Fund, TCA Global Credit Master Fund, LP (“TCA-Fund”) prior to payment in full of the amount owed, then the payment of this obligation shall be included in the final documents for said financing with the TCA-Fund.

Accepted and Agreed:

Star Mountain Resources, inc.

By:	/s/ Wayne Rich
Name:	Wayne Rich
Title:	Chief Financial Officer